Exhibit 10.25

FOURTH AMENDMENT TO REIMBURSEMENT AND INDEMNIFICATION
AGREEMENT AND LEASE AMENDMENT

THIS FOURTH AMENDMENT TO REIMBURSEMENT AND INDEMNIFICATION AGREEMENT AND LEASE AMENDMENT (hereinafter “Amendment”) is entered into this 1 day of June, 2011, by and between ELDORADO RESORTS LLC, a Nevada limited liability company (hereinafter “Eldorado”), and CS&Y ASSOCIATES, a Nevada general partnership (hereinafter (“CS&Y”).

R E C I T A L S :

This Amendment is entered into upon the basis of the following facts, understandings and intentions of the parties:

A.                                    CS&Y and Eldorado Hotel Associates Limited Partnership, a Nevada limited partnership (the “Eldorado Partnership”), the predecessor in interest to Eldorado, entered into that certain Reimbursement and Indemnification Agreement and Lease Amendment dated March 24, 1994 (the “Original Reimbursement Agreement”).

B.                                    The Eldorado Partnership and CS&Y entered into a Lease Agreement originally dated July 21, 1972, as amended by an Addendum dated March 20, 1973, an Amendment to Lease dated January 1, 1978, an Amendment to Lease dated December 24, 1987, and the Original Reimbursement Agreement (collectively, the “Lease”), the lease of certain real property located in Reno, Nevada (the “Premises”).  The Premises constitute a portion of the Eldorado Hotel and Casino (the “Eldorado Property”).

C.                                    Eldorado Partnership has merged with and into Eldorado effective June 28, 1996, pursuant to an Agreement and Plan of Merger of even date therewith and Eldorado has assumed all of the Eldorado Partnership’s rights and obligations under the Lease.

D.                                    Pursuant to the terms of the Lease, CS&Y executed a Deed of Trust and Assignment of Rents (the “Original Deed of Trust”) that encumbers the Premises and the Eldorado Property as security for a loan to Eldorado Partnership (the “Original Loan”).

E.                                     Eldorado entered into an Amended and Restated Loan Agreement with the Bank of America National Trust and Savings Association and other participating banks (collectively “Banks”) dated July 31, 1996, amending and restating the Original Loan and providing for a credit facility (hereinafter “Amended and Restated Loan”) comprised of a Fifty Million Dollar ($50,000,000) revolving loan, plus letters of credit for which the aggregate amount available to draw plus the amount of all unreimbursed draws will not in the aggregate at any time exceed Three Million Dollars ($3,000,000).

F.                                      In connection with the Amended and Restated Loan, the Banks required an Amended and Restated Deed of Trust (the “Amended and Restate Deed of Trust”) to encumber the Eldorado Property, including the Premises.

G.                                    CS&Y agreed to execute the Amended and Restated Deed of Trust on the condition that Eldorado agreed to indemnify and reimburse CS&Y in the event of any losses with respect to certain provisions of the Amended and Restated Deed of Trust in the same Reimbursement Agreement and pursuant thereto Eldorado and CS&Y entered in the First Amendment to Reimbursement and Indemnification Agreement and Lease Amendment dated August 21, 1996.

H.                                   Whereas Eldorado has entered into a Second Amended and Restated Deed of Trust Agreement with Bank of America, N.A., and other participating banks (collectively “Banks”) dated June 29, 2001, amending and restating the Original Loan and providing for a credit facility of a Forty Million Dollar ($40,000,000) revolving loan, plus letters of credit for which the aggregate amount available to draw, plus the amount of all unreimbursed draws will not in the aggregate at any time exceed Three Million Dollars ($3,000,000).

I.                                        In connection with the Second Amendment and Restated Deed of Trust, the Banks have required a Second Amended and Restated Deed of Trust to encumber the Eldorado Property, including the Premises.

J.                                        CS&Y agreed to execute this Second Amended and Restated Deed of Trust on the condition that the Eldorado agreed to indemnify and reimburse CS&Y in the event of any losses with respect to certain provisions of the Second Amended and Restated Deed of Trust in the same amount and to the same extent as provided in the Original Reimbursement Agreement and the First Amendment to Reimbursement Agreement.

K.                                   Whereas, Eldorado has entered into a Third Amended and Restated Loan Agreement with Bank of America, N.A., and other participating banks (collectively “Banks”) dated the 28th day of February, 2006, amending and restating the Original Loan and providing for a credit facility of Thirty Million Dollars ($30,000,000) revolving loan, plus letters of credit for which the aggregate amount available to draw, plus the amount of all unreimbursed draws will not in the aggregate at any time exceed Three Million Dollars ($3,000,000).

L.                                     In connection with the Third Amendment and Restated Loan Agreement, the Banks required a Third Amended and Restated Deed of Trust to encumber the Eldorado Property, including the Premises.

M.                                 CS&Y executed the Third Amended and Restated Deed of Trust (“2011 Reno Deed of Trust”) on the condition that the Eldorado agreed to indemnify and reimburse CS&Y in the event of any losses with respect to certain provisions of the Third Amended and Restated Deed of Trust in the same amount and to the same extent as provided in the Original Reimbursement Agreement, the First Amendment to Reimbursement Agreement and the Second Amendment to Reimbursement Agreement.

N.                                    Eldorado has entered into a new loan agreement for a Credit Facility with Bank of America and other participating banks dated June 1, 2011, together with a Bond Indenture Agreement in the amount of One Hundred and Eighty Million Dollars ($180,000,000.00) at 8 5/8% interest, payable in 8 years, together constituting a total funding at close in the amount of One Hundred Ninety-Five Million Dollars ($195,000,000.00) with an additional credit revolver of $15,000,000.00 (hereinafter collectively referred to as “Transaction”).

O.                                    In connection with the Transaction, the Banks and Bond Holders have required Deeds of Trust to Encumber the Eldorado Property, and Deeds of Trust encumbering the Premises (“2011 Reno Deeds of Trust).  CS&Y has agreed to execute the Deeds of Trust encumbering the Premises to secure the Back Facility and the Bond Indenture on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the execution of the Deeds of Trust and other valuable consideration, Eldorado and CS&Y hereby agree as follows:

1.                                      Subordination of Lease.  CS&Y agrees to execute and deliver the Deeds of Trust encumbering the Premises as security for the Transaction, and any other documents or instruments that may be required by the Bank or the Bond Indenture to effectuate the Transaction and to encumber the Premises.

2.                                      Subordination Fee.  The annual Subordination Fee as set forth in Section 2 of the Third Amendment to Lease dated December 24, 1987 shall be amended to provide that the Annual Subordination Fee shall be $100,000.00 per year payable in advance during the term of the Bond Indenture, with the first payment due on close of the Bond Indenture.

3.                                      Guaranty.  So long as the 2011 Reno Deeds of Trust encumbers the Premises, Eldorado Shreveport Joint Venture, the owner and operator of Eldorado Shreveport, agrees to guarantee the performance of Eldorado of all of the terms, covenants, conditions and obligations under the Lease as amended to and for the benefit of CS&Y.

4.                                      Ratification of Remaining Terms.  Except as otherwise specifically provided herein, all other terms of the Lease and all amendments to the Lease and Amendment to the Reimbursement and Indemnification Agreement and Lease Agreements shall remain in full force and effect.

5.                                      Counterparts.  This Fourth Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed but one agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first written above.

ELDORADO RESORTS LLC,
a Nevada limited liability company

By:	/s/ Gary Carano
GARY CARANO
Its: President

CS&Y ASSOCIATES,
a Nevada general partnership

By:	/s/ Donald L. Carano
DONALD L. CARANO
Individually and as Trustee of The Sonya Carano Trust
Under Agreement dated January 16, 1979
Its: General Partner

By:	/s/ Lawrence G. Yori
LAWRENCE G. YORI
As Trustee of the George and Genevieve Yori Exemption
Trust Dated October 22, 2004
Its: General Partner

By:	/s/ George L. Siri
GEORGE L. SIRI, JR.
As Trustee of The Siri Family Trust
Under Agreement dated December 13, 1991
Its: General Partner

By:	/s/ Caryl Rabedeaux
CARYL RABEDEAUX
As Trustee of the Caryl Rabedeaux Trust
Under Agreement dated November 3, 2000
Its: General Partner

By:	/s/ Lawrence G. Yori
LAWRENCE G. YORI
As Trustee of The Lawrence Yori Trust
Under Agreement dated November 2, 1992
Its: General Partner

By:	/s/ Daniel E. Siri
DANIEL E. SIRI
As Co-Trustee of The Siri 1993 Irrevocable Trust
Under Trust Agreement dated June 18, 1992
Its: General Partner

By:	/s/ Jeffery L. Siri
JEFFERY L. SIRI
As Co-Trustee of The Siri 1993 Irrevocable Trust
Under Trust Agreement dated June 18, 1992
Its: General Partner

ELDORADO SHREVEPORT JOINT VENTURE,

as Guarantor

By Eldorado Shreveport #1, a Nevada Limited Liability Company,

Managing Member

By:	/s/ Gary Carano
GARY CARANO
Its: President and Manager